EXHIBIT 99.1

OriginOil’s New Harvest Pretreatment Boosts Algae Growth Rates
Researchers have shown improved growth for both fresh and saltwater algae strains

Los Angeles, CA – October 27, 2011 – OriginOil, Inc. (OTC/BB: OOIL), the developer of a breakthrough technology to extract oil from algae and an emerging leader in the global algae oil services industry, today announced that its recent development of a new harvest pretreatment process was also found to substantially increase the growth rate of algae cultures.

The growth rate discovery is an unexpected bonus for the pretreatment innovation, which was developed to condition algae cultures for harvest. OriginOil’s research team has theorized that the process stimulates algae cells to increase the uptake of vital nutrients such as CO2. It uses extremely low power electromagnetic fields, can operate on a small solar panel and can be retrofitted to any algae production system.

“We’ve been developing ways to make our harvesting stage more efficient by pretreating the algae while it is still in growth phase,” said Paul Reep, OriginOil’s senior vice president of technology. “It’s a very promising suite of technologies that now includes this electromagnetic process, which we’ve learned increases growth rates substantially. That could make a big difference in our industry’s growth efficiency projections, and we intend to validate this at full scale as soon as possible.”

“These growth rates are such a dramatic improvement over previous electrical stimulation efforts that we codenamed it Green Thumb,” said Jose Sanchez Piña, OriginOil vice president of growth and production and one of the inventors. “We were also excited to learn that the technology has shown excellent results with both fresh and saltwater algae strains.”

OriginOil recently filed for U.S. patent protection of the new technology, its 22nd patent application, entitled “Systems and Methods for Increasing Growth of Biomass Feedstocks.” The inventors are Nicholas Eckelberry, Michael Green and Jose Sanchez Piña.

About OriginOil, Inc.

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

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